EXHIBIT 99.1

Vornado Announces Certain Items to be Included in its Second Quarter 2019 Financial Results Including the Non-Cash Impairment Charges Related to Topshop at 608 Fifth Avenue

July 15, 2019 09:00 AM Eastern Standard Time

NEW YORK…..Vornado Realty Trust (NYSE: VNO) today announced that its financial results for the three months ended June 30, 2019 will include the items listed in the table below, resulting in an increase in net income attributable to common shareholders ("net income") of $12.37 per diluted share and a decrease in FFO attributable to common shareholders plus assumed conversions ("FFO") of $0.05 per diluted share.

	For the Three Months Ended June 30, 2019
(Amounts in thousands, except per share amounts)	Net Income			FFO
	Amount		Per Share	Amount		Per Share
Income (expense):
Net gain on transfer of Fifth Avenue and Times Square JV, net of $11,945 attributable to noncontrolling interests	$2,559,154		$12.58	$—		$—
Non-cash impairment losses and related write-offs, substantially all on 608 Fifth Avenue	(108,592)	(1)	(0.54)	(77,156)	(1)	(0.38)
After-tax net gain on sale of 220 Central Park South condominium units	88,921		0.44	88,921		0.44
Our share of loss from real estate fund investments	(20,758)		(0.10)	(20,758)		(0.10)
Other, net	(1,489)		(0.01)	(1,092)		(0.01)
	$2,517,236		$12.37	$(10,085)		$(0.05)
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(1)
Includes a $75,220 impairment of the 608 Fifth Avenue right-of-use asset down to zero. A corresponding $72,588 lease liability remains, which will be recognized as income if and when the non-recourse lease is terminated. If and when this happens, the $108,592 and $77,156 will be reduced to $36,004 and $4,568, respectively.

The above items will be excluded from "net income, as adjusted" and "FFO, as adjusted."

Further, “net income,” “net income, as adjusted,” “FFO” and “FFO, as adjusted” for the three months ended June 30, 2019 will include an $8.4 million (at share) reduction in income from the non-cash write-off of straight-line rent receivables and $5.6 million of non-cash expense for the time-based equity compensation granted in connection with the previously announced new leadership group. Additional non-cash expense associated with these awards will be $2.4 million in each of the next two quarters, $9.6 million in each of 2020 and 2021, $7.7 million in 2022 and $2.7 million in 2023.

The above amounts are preliminary estimates. There can be no assurance that Vornado’s final results will not differ from these preliminary estimates as a result of quarter-end closing procedures, review procedures, or review adjustments, and any such changes could be material.

CONTACT:
JOSEPH MACNOW
(212) 894-7000
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FFO is computed in accordance with the definition adopted by the Board of Governors of NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO, we also disclose FFO, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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